                                                                    EXHIBIT 12.1

                           EARNINGS TO FIXED CHARGES

                                                                               9me      9me
                               1992     1993     1994     1995      1996      1996     1997
                             --------------------------------------------------------------
Earnings:
Income before taxes           3,589    5,954     (882)   3,895    11,094    24,487   17,195
Interest Expense             12,876    9,168    7,501    8,744    23,182    18,164   17,005
                             --------------------------------------------------------------
                             16,465   15,122    6,619   12,639    34,276    43,651   34,200

Fixed Charges:
Interest Expense             12,876    9,168    7,501    8,744    23,182    18,164   17,005
Capitalized Expense             195      229      408      642       630       473      270
                             --------------------------------------------------------------
Total Fixed Charges          13,071    9,397    7,909    9,386    12,812    18,637   17,275

Earnings to Fixed Charges      1.26     1.61     0.84     1.35      1.44      2.34     1.98
                             ==============================================================